Exhibit 10.1

ROGERS CORPORATION
2005 EQUITY COMPENSATION PLAN

Third Amendment

Pursuant to the powers and procedures for amendment of the Rogers Corporation 2005 Equity Compensation Plan (the “2005 Plan”), described in Section 15 of the 2005 Plan, the Board of Directors of Rogers Corporation (the “Company”) hereby amends the 2005 Plan, subject to the approval of the Company’s shareholders, as follows:

1.	Effective as of the date hereof, Section 4 is amended by deleting the last sentence thereof and substituting therefore the following:

“Non-Employee Directors are also eligible to participate in the Plan, but only to the extent provided in Sections 5(b) and 6 below and the following sentence. In addition to the foregoing, Non-Employee Directors are also eligible to receive discretionary grants of Restricted Stock Awards and Unrestricted Stock Awards pursuant to Sections 8 and 10.”

2.	Except as so amended, the 2005 Plan in all other respects is hereby confirmed.

IN WITNESS WHEREOF, the Company’s Board of Directors has caused this Third Amendment to the 2005 Plan to be duly executed on this 9th day of May, 2008.

ROGERS CORPORATION

By:	/s/ Robert M. Soffer
Robert M. Soffer
Vice President and Secretary

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